CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 5, 1996 incorporated by reference in Southwestern Energy Company's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement dated May 15, 1996.


                            /s/ Arthur Andersen LLP

Tulsa, Oklahoma
 May 15, 1996